As filed with the Securities and Exchange Commission on March 3, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2851603
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

QUANTA SERVICES, INC. 2001 STOCK INCENTIVE PLAN

(f/k/a Quanta Services, Inc. 1997 Stock Option Plan)

(Full title of the plan)

Dana A. Gordon

Vice President, General Counsel & Secretary

Quanta Services, Inc.

1360 Post Oak Boulevard, Suite 2100

Houston, Texas 77056

(713) 629-7600

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to: T. Mark Edwards Gardere Wynne Sewell LLP 1601 Elm Street Suite 3000 Dallas, Texas 75201 (214) 999-4654

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $0.00001 Par value	9,839,668 shares	$3.07	$30,207,781	$2,444

(1)	Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)	Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape for February 25, 2003.

Shares of Common Stock of the Registrant for issuance pursuant to the Plan have previously been registered under a Registration Statement on Form S-8 (Registration No. 333-47069). These shares of Common Stock and the Plan are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Section 5 of the Quanta Services, Inc. 2001 Stock Incentive Plan, as amended (the “Plan”), currently authorizes up to 13,410,943 shares of Common Stock of the Company to be issued under the Plan. A Registration Statement on Form S-8 (File No. 333-47069) was filed with the Securities and Exchange Commission on February 27, 1998 (the “Prior S-8”), relating to the issuance of up to 2,380,850 shares of Common Stock under the Plan. Subsequent to the filing of the Prior S-8, the Board approved a 3-for-2 stock split of Common Stock which was paid as a stock dividend to holders of the Common Stock of record at the close of business on March 27, 2000. As a result of the stock split, an aggregate of 3,571,275 shares of Common Stock were deemed registered pursuant to the Prior S-8. The contents of the Prior S-8, including documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

Item 8.    Exhibits

In addition to the exhibits filed or incorporated by reference into the Prior S-8, the following documents are filed as exhibits to this Registration Statement:

    5.1        Opinion of Gardere Wynne Sewell LLP

*23.1        Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a)

  23.2        Consent of legal counsel (included as part of Exhibit 5.1)

  24.1        Power of Attorney (set forth on the signature page of this Registration Statement)

* After reasonable efforts, the Registrant is unable to obtain the consent of Arthur Andersen LLP in the incorporation in this Registration Statement of its report with respect to the Registrant’s consolidated financial statements, which appeared in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits this Registration Statement to be filed without the written consent from Arthur Andersen LLP. As a result, participants eligible to obtain Common Stock under the Plan registered hereby may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Registrant’s consolidated financial statements for the year ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on March 3, 2003.

QUANTA SERVICES, INC. (Registrant)

By:	/s/ JOHN R. COLSON
John R. Colson Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints John R. Colson and James H. Haddox and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 3, 2003.

Signature	Title

/s/ JOHN R. COLSON John R. Colson	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

/s/ JAMES H. HADDOX James H. Haddox	Chief Financial Officer (principal financial officer)

/s/ DERRICK A. JENSEN Derrick A. Jensen	Vice President, Controller and Chief Accounting Officer (principal accounting officer)

James R. Ball	Director

/s/ TERRENCE P. DUNN Terrence P. Dunn	Director

Signature	Title

/s/ VINCENT D. FOSTER Vincent D. Foster	Director

Louis C. Golm	Director

/s/ BEN A. GUILL Ben A. Guill	Director

/s/ GARY A. TUCCI Gary A. Tucci	Director

/s/ JOHN R. WILSON John R. Wilson	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Gardere Wynne Sewell LLP

*23.1	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a)

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

* After reasonable efforts, the Registrant is unable to obtain the consent of Arthur Andersen LLP in the incorporation in this Registration Statement of its report with respect to the Registrant’s consolidated financial statements, which appeared in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits this Registration Statement to be filed without the written consent from Arthur Andersen LLP. As a result, participants eligible to obtain Common Stock under the Plan registered hereby may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Registrant’s consolidated financial statements for the year ended December 31, 2001.